                                                                    EXHIBIT 10.2

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                SECOND AMENDMENT

                                       TO

                           REVOLVING CREDIT AGREEMENT

                                  BY AND AMONG

                           CASTLE & COOKE HOMES, INC.
                            (A HAWAII CORPORATION),
                       CASTLE & COOKE HOMES HAWAII, INC.
                  (FORMERLY CASTLE & COOKE RESIDENTIAL, INC.)
                          CASTLE & COOKE KUNIA, INC.,
                           CASTLE & COOKE HOMES, INC.
                          (A CALIFORNIA CORPORATION),
                       CASTLE & COOKE SIERRA VISTA, INC.,
                            AND PRAIRIE VISTA, INC.

                                  AS BORROWERS

                                      AND

                       THE FINANCIAL INSTITUTIONS LISTED
                         ON THE SIGNATURE PAGES HEREOF

                                   AS LENDERS

                                      AND

                                 BANK OF HAWAII

                                    AS AGENT

                                      AND

                       THE FIRST NATIONAL BANK OF BOSTON

                              AS MAINLAND CO-AGENT

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                            Dated as of June 9, 1994

                                                                  EXECUTION COPY

                                SECOND AMENDMENT
                         TO REVOLVING CREDIT AGREEMENT

   THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (the "Second Amendment"), dated as of June 9, 1994, by and among

   Castle & Cooke Homes, Inc. (a Hawaii corporation), acting in its capacity as a Borrower and as the Representative Borrower; Castle & Cooke Homes Hawaii, Inc. (formerly Castle & Cooke Residential, Inc.); Castle & Cooke Kunia, Inc.; Castle & Cooke Homes, Inc. (a California corporation); Castle & Cooke Sierra Vista, Inc.; and Prairie Vista, Inc. (each, a "Borrower" and collectively, the "Borrowers"); and

   Bank of America National Trust and Savings Association, Bank of Hawaii, CIBC Inc., First Hawaiian Bank, The First National Bank of Boston and Wells Fargo Bank, N.A. (for purposes of this Second Amendment and for purposes of the Credit Agreement, as so amended, from and after the Effective Date: each, a "Lender" and collectively, the "Lenders"); and

   Kredietbank, N.V. and Societe Generale (the "Terminating Lenders"); and

   Bank of Hawaii, in its capacity as agent for the Lenders (in such capacity, the "Agent"); and in its capacity as the Interim Lender under the Swing Loan Credit Facility (as defined below) (in such capacity, the "Interim Lender"); and in its capacity as the Issuing Bank (as defined below) (in such capacity, the "Issuing Bank"), and

   The First National Bank of Boston, in its capacity as Mainland Co-Agent (the "Mainland Co-Agent"),

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS the Borrowers; and Bank of America National Trust and Savings Association, Bank of Hawaii, CIBC Inc., First Hawaiian Bank, The First National Bank of Boston, Kredietbank, N.V., and Societe Generale (for purposes of this Second Amendment: each, an "Original Lender" and collectively, the "Original Lenders"); and the Agent are parties to that certain Revolving Credit Agreement dated as of February 26, 1993, as amended pursuant to that certain First Amendment dated as of July 9, 1993 (the "First Amendment") (as amended, the "Credit Agreement"); and

        WHEREAS all of the Borrowers have requested the Lenders, the Terminating Lenders and the Agent to amend the Credit Agreement for the purpose of (i) increasing the aggregate Commitment of the Lenders from $100,000,000 to $135,000,000; and (ii) activating the Active Tranche to $135,000,000; and (iii) modifying the Scheduled Commitment Reductions; and (iv) modifying the inventory limitations set forth in the Credit Agreement; and (v) increasing the amounts allowed for additional Investments, with provision for certain property acquisitions, purchase agreements for mortgages to be insured under the mortgage insurance program of the Federal Housing Administration, and purchase money financing on bulk lot sales; and (vi) permitting the Borrower to incur up to $10,000,000 of permitted indebtedness in the form of non-recourse purchase money financing in connection with the purchase of properties; and (vii) increasing the amount of sales that constitute an Extraordinary Sale; and (viii) enabling the Borrowers to make short-term borrowings from time to time in amounts less than the minimum amount of each Borrowing, through the establishment and implementation of the Swing Loan Credit Facility, as described below; and (ix) providing for the issuance of letters of credit for the account of the Borrowers; and (x) eliminating the California/Arizona Sublimit; and

        WHEREAS the parties have agreed that Wells Fargo Bank, N.A. ("Wells Fargo") be named as a Lender under the terms of the Credit Agreement; and that Kredietbank, N.V. and Societe Generale, after repayment of each of their respective Loans, discontinue their participation as Lenders under the Credit Agreement; and that the Proportionate Share of each of the Lenders be adjusted to the allocations set forth herein; and

        WHEREAS the Lenders, the Terminating Lenders and the Agent are willing to amend the Credit Agreement for such purposes, upon the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

        Section 1.  Definitions.  All terms used herein shall have the same
                   -----------
meaning as in the Credit Agreement unless otherwise defined herein. All references to the Credit Agreement shall mean the Credit Agreement as hereby amended. Additionally, the following term shall have the following meaning:

   "Effective Date" means, for purposes of this Second Amendment, June 14, 1994 or such other date as the parties may agree to.

   "Interim Proportionate Share" means, in respect of each Lender and each Terminating Lender at any point in time during the interim period beginning the Effective Date and ending on the earlier of (i) the date of repayment in full of each of the Terminating Loans (as defined below), and (ii) the date of the purchase of such Terminating Loans by the Lenders as described in paragraph 2(i)(E) below (the "Interim Repayment Period"), the proportion, expressed as a percentage, that the aggregate outstanding Terminating Loans, Continuing LIBOR Loans and Loans of such Lender or Terminating Lender bears to the aggregate of all Terminating Loans, Continuing LIBOR Loans and Loans of all Lenders and Terminating Lenders outstanding at such time.

        Section 2.  Amendatory Provisions.  From and after the Effective Date,
                    ---------------------
the Credit Agreement is hereby amended as follows:

   (a)  Parties.
        -------

       (i)  Additional Lender; Repayment of Existing Loans.
            ----------------------------------------------

           (A) For all purposes under the Credit Agreement and the Loan Documents, Wells Fargo hereby becomes, and from and after the Effective Date shall be deemed to be, a "Lender" as defined in the Credit Agreement. Wells Fargo hereby unconditionally (i) accepts and receives all of the rights of a Lender set forth in the Credit Agreement and the Loan Documents, and (ii) assumes and agrees to perform all of the liabilities and obligations of a Lender thereunder, and (iii) adopts, confirms and ratifies, as to itself, all of the terms and conditions set forth in the Credit Agreement and the Loan Documents. All references to a "Lender" or "Lenders" under the Credit Agreement, as amended by this Second Amendment, shall include Wells Fargo to the same extent as if it were originally a Lender under the Credit Agreement.

           (B) On the Effective Date, each LIBOR Loan of the Terminating Lenders, and each Base Rate Loan, outstanding on the Business Day immediately preceding the Effective Date (a "Terminating Loan"), together with accrued interest thereon and applicable Breakage

       Costs, if any, shall be repaid to the Original Lender thereof.

           (C) On the Principal Payment Date thereof, each LIBOR Loan, other than a Terminating Loan, outstanding on the Effective Date (a "Continuing LIBOR Loan"), together with accrued and unpaid interest thereon, shall be repaid to the Original Lender thereof.

           (D) Each Base Rate Loan and each LIBOR Loan made on or after the Effective Date shall be made by and repaid to the Lenders in accordance with their respective Commitments as set forth in this Second Amendment.

           (E) In the event of the occurrence of an Event of Default on or after the Effective Date and while any Terminating Loan remains outstanding, each of the Terminating Lenders hereby agrees to sell, assign, transfer and convey to the Lenders, to each Lender in such Lender's Proportionate Share, all of its right, title and interest in and to its respective Terminating Loans, together with all accrued interest thereon and other amounts then due with respect thereto, and each Lender hereby agrees to purchase, for a purchase price equal to its Proportionate Share of 100% of the principal amount thereof plus all accrued and unpaid interest thereon and all other amounts due to the Assignors with respect thereto, without recourse to the Terminating Lenders, its Proportionate Share of such Terminating Loans; provided, however, that the sum of each Lender's
                               --------  -------
       obligation under this paragraph (E) plus the amount of such Lender's Continuing LIBOR Loans and Loans, shall not exceed such Lender's Commitment; and provided, further, that the Borrowers agree to pay all
                       --------  -------
       applicable Breakage Costs. In such case, each Terminating Lender agrees to execute appropriate assignment and transfer documents, and represent and warrant solely as to unencumbered ownership and rights of transfer, in order properly to effect such purchase and grant full title and interest to the Lenders in respect of such Terminating Loans.

           (F) During the Interim Repayment Period: (i) each of the Lenders and each of the Terminating Lenders shall be deemed to hold, for all purposes under the Credit Agreement except for the purchase obligation of the Lenders set forth in paragraph (E) above and the new Commitments set forth in Section 2(c) below, a pro rata share of all of the Terminating Loans, Continuing LIBOR Loans and Loans outstanding equal to its Interim Proportionate Share, and (ii) all other references in the Credit Agreement to "Proportionate Share" shall mean, as to each Lender or Terminating Lender, its Interim Proportionate Share.

   (ii) Termination as to Certain Lenders. From and after the Effective Date,
        ----------------------------------
the Terminating Lenders shall have no remaining Commitment, and the obligation of the Borrowers to pay a Commitment Fee or a Facility Fee to the Terminating Lenders under the Credit Agreement shall cease. From and after (A) the date of repayment of the Terminating Loans by the Borrowers directly to the Terminating Lenders in accordance with paragraph 2(a)(i)(B) above, or, (B) if the Terminating Loans are not repaid by the Borrowers directly to the Terminating Lenders in accordance with paragraph 2(a)(i)(B) above, the date of the purchase of the Terminating Loans by the Lenders as described in paragraph 2(a)(i)(E) above, each of the Terminating Lenders shall have no other right or obligation under the Credit Agreement and shall not be considered to be a party thereto except to the extent of any rights or obligations that survive repayment of the Loans to a Lender in accordance with the terms of the Credit Agreement.

   (iii) Acknowledgement of Name Change. The Lenders acknowledge a change of
         ------------------------------
name of one of the Borrowers, from "Castle & Cooke Residential, Inc." to "Castle & Cooke Homes Hawaii, Inc."

   (iv) Mainland Co-Agent. The Mainland Co-Agent, in its capacity as such, shall
        -----------------
have no duties or obligations to any of the Lenders or any of the Borrowers under the Credit Agreement.

   (b) Definitions.  The definition of "Inventory Item" is deleted.  The
       -----------
following new definitions are added to the Credit Agreement:

    "'FHA Anticipation Loan' means a loan made by a mortgage company or other financial institution to finance the purchase of one or more residential units in a Real Estate Development in expectation of a grant of approval for such Real Estate Development, or any portion thereof, by the Federal Housing Administration (the "FHA") under applicable FHA regulations."

        "'FHA Anticipation Loan Purchase Agreement' means a financing arrangement pursuant to which a mortgage company or other financial institution agrees to make FHA Anticipation Loans to purchasers of one or more units in a Real Estate Development, based on the agreement of the Borrowers to purchase such FHA Anticipation Loans if for any reason such loans do not qualify for FHA insurance coverage due to (i) the failure of such residential units to receive FHA approval or (ii) default by the purchaser while such approval is pending."

        "'Letter of Credit' has the meaning set forth in Section 2.7 of this Credit Agreement."

        "'Letter of Credit Application' means, at any time, a letter of credit application substantially in the form of the Issuing Bank's standard letter of credit application in use at such time if accepted by the Representative Borrower, or such other form as may be agreed to by the Issuing Bank and the Representative Borrower."

        "'Standing Inventory' means substantially completed and unsold homes, excluding models, as determined under the reporting methods used by the Borrowers in accordance with generally accepted accounting principles."

        "'Swing Loan' means a loan from the Interim Lender under the Swing Loan Credit Facility."

        "'Swing Loan Credit Facility' means a credit facility to be granted by the Interim Lender to the Borrowers in accordance with the provisions of
   Section 2.6."

        "'Unsold Homes in Production' means homes under construction, excluding models, as determined under the reporting methods used by the Borrowers in accordance with generally accepted accounting principles."

        "'Unsold Lots in Production' means lots that are either completed or under construction."

        Base Rate Margin.  The definition of "Base Rate Margin" is amended to
        ----------------
   read in its entirety as follows:

        "'Base Rate Margin' means one-fourth of one percent (1/4%) per annum."

        Extraordinary Sale.  The definition of "Extraordinary Sale" is amended
        ------------------
   to read in its entirety as follows:

             "'Extraordinary Sale' means the sale or transfer by one or more Borrowers in any single transaction or a series of related transactions during any one-year period, except for sales of single lots and improvements thereon to individual consumers and sales of 150 or fewer improved lots to merchant builders, (a) of real property assets in the same Real Estate Development in which the aggregate sales price exceeds $5,000,000, or (b) of real property assets in which the aggregate sales price exceeds $15,000,000. Any such sale or transfer between or among any of the Borrowers and their Subsidiaries shall not constitute an Extraordinary Sale."

        LIBOR Margin.  The definition of "LIBOR Margin" is amended to read in
        ------------
   its entirety as follows:

        "'LIBOR Margin' means two percent (2%) per annum."

        Loan.  The definition of "Loan" is amended to read in its entirety as
        ----
   follows:

        "'Loan' means a Base Rate Loan, a LIBOR Loan, a Swing Loan, and an outstanding Letter of Credit."

        Proportionate Share.  The definition of "Proportionate Share" is amended
        -------------------
   to read in its entirety as follows:

        "'Proportionate Share' means, in respect of each Lender at any point in time, the proportion that the aggregate outstanding Loans disbursed by such Lender to the Borrowers under this Agreement bears to the aggregate of all Loans of all Lenders outstanding at such time, or, if no Loans are outstanding at such time, the proportion that the Commitment of such Lender bears to the aggregate of all Commitments of all of the Lenders."

        Real Estate Development.  The definition of "Real Estate Development" is
        -----------------------
   amended to read in its entirety as follows:

             "'Real Estate Development' means a real estate project (including one or more multi-family apartment complexes held for investment), the costs of which are capitalized under generally accepted accounting principles including, but not limited to: costs for land, site preparation, construction of buildings, off-site and on-site improvements and common area facilities and amenities; Capitalized Interest; capitalized pre-acquisition costs, including but not limited to, fees for legal services, appraisals, engineering and environmental studies and market and feasibility studies and unimproved land held for development."

        Real Estate Indebtedness.  The definition of "Real Estate Indebtedness"
        ------------------------
   is amended to read in its entirety as follows:

             "Real Estate Indebtedness" means, at any time, the aggregate outstanding principal amount of all of the Loans and all Intercompany Indebtedness of the Borrowers, including accrued and unpaid expenses, incurred to finance the acquisition or development of Real Estate Developments."

   (c) Adjusted Commitments.  From and after the Effective Date, the entire
       --------------------
Commitment of each Lender is activated to form part of the Active Tranche (there being no remaining Inactive Tranche) and is adjusted to the amount set forth opposite its name below:

Lender:                              Commitment:
- ------                               ----------


Bank of America NT&SA:               $ 22,950,000
Bank of Hawaii:                      $ 27,000,000
CIBC Inc.:                           $ 12,150,000
First Hawaiian Bank:                 $ 22,950,000
The First National Bank of
  Boston:                            $ 27,000,000
Kredietbank, N.V.:                   $          0
Societe Generale:                    $          0
Wells Fargo:                         $ 22,950,000

Total Commitments:                   $135,000,000

   Thereafter, all references in the Credit Agreement to the "Inactive Tranche" shall be without effect.

   (d) California/Arizona Sublimit; Royal Kunia Loans.  All references to the
       ----------------------------------------------
California/Arizona Sublimit are
henceforth without effect. Accordingly: (i) the provisions of clause (d) of the proviso of Section 2.1 shall not apply to the application of proceeds of each Borrowing; and (ii) in each Notice of Borrowing, the Representative Borrower shall not be required to designate whether such Borrowing will fall within the California/Arizona Sublimit; and (iii) the requirement for unanimity among Lenders set forth in clause 11.1(b) with respect to any increase in the California/Arizona Sublimit is deleted. Clause (c) of the proviso of Section 2.1 is amended to read in its entirety as follows: ". . . (c) the aggregate amount of all Royal Kunia Loans outstanding at any one time shall not exceed the amount of $100,000,000; and . . ."

   (e) Mandatory Commitment Reductions. Section 3.1(a) is amended to read in its
       -------------------------------
entirety as follows:

        "Section 3.1.  Mandatory Commitment Reductions.
                       -------------------------------

        (a) Scheduled Commitment Reductions--Active Tranche.  The Active Tranche
            -----------------------------------------------
        of the Commitment of each Lender shall be reduced on each of the following Commitment Reduction Dates by an amount equal to such Lender's Proportionate Share of the "Scheduled Commitment Reduction" set forth below opposite such Commitment Reduction Date:

        Commitment              Scheduled
        Reduction               Commitment
        Date:                   Reduction:
        ------------------      ---------------------------

        December 31, 1994:      $15,000,000
        June 30, 1995:          $15,000,000
        December 31, 1995:      $15,000,000
        Termination Date:       All outstanding amounts
                                and remaining Commitments."

   (f) Inventory Control.  Section 8.2(k) of the Credit Agreement is amended to
       -----------------
read in its entirety as follows:

        "(k)  hold at any one time:

             (i) more than $35,000,000 in the aggregate, measured by cost, of Unsold Lots in Production in the California and Arizona Regions; and

           (ii) more than (1) twenty Unsold Homes in Production per tract, in not more than ten tracts, in Bakersfield, California; and (2) 250 Unsold Homes in Production in Milliani, Hawaii; and (3) 125 Unsold Homes in Production in the Royal Kunia Phase I Property; and (4) sixty Unsold Homes in Production in Wailuna, Hawaii; and

          (iii) Standing Inventory consisting of more than (1) the greater of 75 homes and $15,000,000, measured by cost, in Bakersfield, California; and (2) the greater of 200 homes and $75,000,000, measured by cost, in the Region of Hawaii."

   (g) A new Section 2.6 is added to the Credit Agreement, as follows:

             "Section 2.6  Swing Loan Credit Facility.  (a)  From time to time
                           --------------------------
        throughout the Term of this Credit Agreement, but no more than five times per calendar month, at the request of the Representative Borrower, upon the terms and conditions set forth in this Section 2.6 and upon satisfaction of the conditions precedent set forth in Section 6.2, the Interim Lender agrees to make one or more Swing Loans to the Borrowers in an aggregate principal amount outstanding at any one time of up to Four Million Dollars ($4,000,000). Each Swing Loan shall be in the amount of One Hundred Thousand Dollars ($100,000) or integral multiples thereof. Each Swing Loan shall be made available to the Representative Borrower upon receipt by the Interim Lender of a Notice of Borrowing specifying (i) that a Swing Loan is requested, (ii) the principal amount of such Swing Loan, (iii) the account into which the proceeds thereof are to be deposited, and (iv) the amount of such Swing Loan that will constitute a Royal Kunia Loan. Each Swing Loan shall be evidenced by an entry in the grid on a Promissory Note substantially in the form of Exhibit A-2. The Interim Lender shall record the principal amount of each Swing Loan, and all payments made in respect of the principal amount thereof, on the grid attached to and made a part of such Note; provided, however, that the failure of the Interim Lender to record such
        --------  -------
        information shall not relieve the Borrowers of their joint and several obligations to the Interim Lender hereunder or under such Note or otherwise affect payments of principal by the Borrowers.

             (b) The aggregate principal amount of all Swing Loans outstanding, when added to the amount of all of the outstanding Loans of the Interim Lender (in its capacity as a Lender) shall not exceed the Commitment of the Interim Lender (in its capacity as a Lender), nor shall such principal amount, when added to the amount of all other Loans outstanding, exceed the aggregate Commitments of all of the Lenders. Upon the disbursement of each Swing Loan and thereafter so long as such Swing Loan remains outstanding, the Commitment of each Lender shall be reduced, for all purposes other than for the calculation of Commitment Fees, by an amount equal to such Lender's Proportionate Share of such Swing Loan. Each Swing Loan shall bear interest at an annual rate equal to the Base Rate, and shall be repaid (or converted, as described below) not later than thirty days after the disbursement date thereof. Within the limits set forth in this Section 2.6 and in accordance with the terms of this Agreement, the Borrowers may borrow under this Section 2.6, repay and prepay as permitted herein, and re-borrow under this
        Section 2.6, throughout the Term of this Agreement.

             (c) At any time when an Event of Default has occurred and is continuing, the Interim Lender may, by delivery of a Notice of Borrowing to the Agent given not later than 9:00 A.M. (Honolulu time) at least one Business Day before the Disbursement Date thereof, call for repayment of all outstanding Swing Loans by requesting that a Borrowing be made for such purpose. Such Notice of Borrowing shall be substantially in the form of Exhibit B-3 hereto, specifying therein (i) the requested date of such Borrowing, (ii) the requested aggregate amount of such Borrowing, and (iii) that such Borrowing will be made for the purpose of repaying Swing Loans. In such case, each Lender shall, before 9:00 A.M. (Honolulu Time), on the Disbursement Date of such Borrowing, make available to the Agent at its address referred to on Schedule 1, for the account of its Applicable Lending Office, in same day funds, such Lender's Proportionate Share of such Borrowing, whereupon the Agent shall utilize the proceeds of such Borrowing to repay such Swing Loans to the Interim Lender. If any portion of any such repayment is recovered by or on behalf of the Borrowers from the Interim Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by this Agreement. The provision of this paragraph allowing for disbursement of a Borrowing under the circumstances described therein supersedes the requirement set forth in
        Section 2.1 that each Borrowing be in an amount of not less than Two Million Dollars.

             (d) If any Borrower files for relief under any bankruptcy law or any law for the relief of debtors, or an Event of Default has occurred and is continuing, or otherwise at any time if the Interim Lender requests, each Lender shall irrevocably purchase, without recourse or warranty, an undivided participation interest equal to, and for a purchase price equal to, such Lender's Proportionate Share of the sum of the principal amount of, plus all accrued and unpaid interest on, each Swing Loan outstanding on the date of such Notice.

             (e) The obligation of each Lender to disburse its Proportionate Share of any Borrowing under Section 2.6(c), or to purchase a participation in any Swing Loan pursuant to Section 2.6(d), is subject to the conditions that at the time of disbursement of such Swing Loans:
        (i) the aggregate outstanding principal amount of all Swing Loans and all Loans, plus such Swing Loan, did not exceed the aggregate of all of the Lenders' Commitments then in effect, and (ii) the Interim Lender believed in good faith that the conditions precedent to making such Swing Loan had been satisfied or waived by Majority Lenders. Subject to satisfaction of such conditions, each Lender's obligation to participate in a Borrowing pursuant to Section 2.6(c) or purchase a participation in accordance with Section 2.6(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any setoff, counterclaim, recoupment, defense or other claim, or (B) the occurrence or continuance of an Event of Default, or
        (C) any adverse change in the condition (financial or otherwise) of any of the Borrowers, or (D) any breach of this Agreement by the Borrowers or any other Lender, or (E) the acceleration or the maturity of any Loans or the termination of the Commitments after the making of any Swing Loan, or (F) any other circumstance or event whatsoever."

   (h) A new Exhibit A-2 is added to the Credit Agreement in the form of Exhibit A to this Second Amendment.

   (i) A new Exhibit B-3 is added to the Credit Agreement in the form of Exhibit B to this Second Amendment.

   (j) A new Exhibit B-4 is added to the Credit Agreement in the form of Exhibit C to this Second Amendment.

   (k) A new Section 2.7 is added to the Credit Agreement, as follows:

             "Section 2.7  Letter of Credit Facility.
                           -------------------------

             (a)  Issuance of Letters of Credit.  From time to time throughout
                  -----------------------------
        the Term of this Credit Agreement, at the request of the Representative Borrower and upon the terms and conditions set forth in this Section 2.7, and upon satisfaction of the conditions precedent set forth in
        Section 6.2 (except a Letter of Credit Application shall be substituted for a Notice of Borrowing) the Issuing Bank agrees to issue, for the account of one or more of the Borrowers (an 'Account Party'), one or more Standby Letters of Credit (each, a 'Letter of Credit') in an aggregate face amount of up to Ten Million Dollars ($10,000,000) outstanding at any one time. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (International Chamber of Commerce Publication no. 500), shall be issued in accordance with instructions given by the Representative Borrower in a Letter of Credit Application and shall specify (i) the name of one or more beneficiaries to be designated in such Letter of Credit (each, a 'Beneficiary'), (ii) the amount of such Letter of Credit, (iii) the documents required for a Drawing thereunder, (iv) the expiry date thereof, and (v) the amount of such Letter of Credit that will constitute, upon drawing, a Royal Kunia Loan.

             (b)  Utilization of Credit.  The issuance of a Letter of Credit by
                  ---------------------
        the Issuing Bank shall constitute a utilization of credit under this Credit Agreement. Upon the issuance of each Letter of Credit and thereafter so long as such Letter of Credit remains outstanding and uncanceled or undrawn, the Commitment of each Lender shall be reduced, for all purposes, by an amount equal to such Lender's Proportionate Share of the amount of such Letter of Credit. The aggregate principal amount of all Letters of Credit outstanding, when added to the amount of all of the outstanding Loans of the Issuing Bank (in its capacity as a Lender) shall not exceed the Commitment of the Issuing Bank (in its capacity as a Lender), nor shall such principal amount, when added to the amount of all other Loans outstanding, exceed the aggregate Commitments of all of the Lenders. No Letter of Credit shall expire later than thirty days before the last Commitment Reduction Date. The issuance of a Letter of Credit by the Issuing Bank shall constitute an irrevocable and unconditional commitment on the part of each Lender to disburse funds in connection with a drawing thereunder and a related Borrowing, or to reimburse the Issuing Bank for such Lender's Proportionate Share of such drawing, in accordance with Section 2.7(d).

                  (c) Drawings.  In determining whether to honor any request for
                      --------
        a drawing under any Letter of Credit by the Beneficiary thereof (a 'Drawing'), the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                  (d)  Reimbursement of Drawings.
                       -------------------------

                  (i)  From the Representative Borrower.  If the Issuing Bank
                       --------------------------------
        determines to honor a request for a Drawing, the Issuing Bank shall immediately notify the Representative Borrower. The Representative Borrower shall reimburse the Issuing Bank on the date on which such Drawing is honored in an amount, in same day funds, equal to the amount of such Drawing; provided, however, that such reimbursement may be made as described in Section 2.7(d)(ii) below. The Representative Borrower and each Borrower hereby authorize the Issuing Bank to charge the account or accounts of the Account Party with the Issuing Bank in order to cause timely payment to be made to the Issuing Bank of all amounts due under this Section 2.7(d).

                  (ii)  From the Borrowers after Disbursement of a Borrowing.
                        ----------------------------------------------------
        If the Representative Borrower fails for any reason to reimburse the Issuing Bank as provided in subsection 2.7(d)(i) above, then reimbursement shall be made to the Issuing Bank in the form of a Borrowing to the Borrowers. The Issuing Bank shall immediately give Notice to the Agent in the form of Exhibit B-4. The Agent shall thereafter give each Lender, within one Business Day, Notice regarding such drawing and related Borrowing, by facsimile, telex or cable, of the date of such Drawing and the proposed Disbursement Date for such Borrowing, the applicable interest rate and such Lender's Proportionate Share of such Borrowing. Each Lender shall, before 9:00 A.M. (Honolulu
        Time), on the Disbursement Date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to on Schedule 1, in same day funds, such Lender's Proportionate Share of such Borrowing, whereupon the Agent shall transfer the amount of such Borrowing to the Issuing Bank, for the account of the Borrowers, in reimbursement for the amount of such Drawing. The provisions of this paragraph allowing for disbursement of a Borrowing under the circumstances described herein supersedes the requirement set forth in Section 2.1 that each Borrowing be in an amount of not less than Two Million Dollars.

             (e) The obligation of each Lender to disburse its Proportionate Share of any Borrowing under Section 2.7(d)(ii) in respect of a Drawing shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any setoff, counterclaim, recoupment, defense or other claim, or (B) the occurrence or continuance of an Event of Default, or (C) any adverse change in the condition (financial or otherwise) of any of the Borrowers, or (D) any breach of this Agreement by the Borrowers or any other Lender, or (E) the acceleration of the maturity of any Loans or the termination of the Commitments after the issuance of such Letter of Credit, or (F) any other circumstance or event whatsoever.

              (f) Interest on Drawings. If the Representative Borrower fails to
                  --------------------
        reimburse the Issuing Bank with respect to any Drawing on the date thereof, the Representative Borrower agrees to pay to the Issuing Bank interest on the amount of such Drawing from and including the date of such Drawing to but excluding the date that actual reimbursement in full is received by the Issuing Bank, at a rate equal to the sum of the

        Base Rate plus the Base Rate Margin, calculated on the basis of a 360-day year and actual days elapsed, provided, however, that no interest
                                          --------  -------
        shall be due on any Drawing for which the Representative Borrower reimburses prior to 1:00 P.M. (Honolulu time) on the date of such Drawing, and provided further, however, that nothing in this Section
                     -------- -------  -------
        2.7(f) shall be deemed to relieve the Representative Borrower from its obligation to reimburse the Issuing Bank for each Drawing on the date thereof.

             (l) Apportionment of Investments. Section 8.1(s) is amended to
                 ----------------------------
        delete the period at the end and substitute "; and" therefor, and a new
        Section 8.1(u) is added to the Credit Agreement, as follows:

                 "(u) maintain their aggregate development costs incurred in respect of certain Real Estate Developments in the Hawaii, California and Arizona Regions, on a consolidated basis, within the following limits:

                       (i) within the Hawaii Region, total development costs in the Royal Kunia Phase I Property of not more than $100,000,000; and

                       (ii) outside the Hawaii Region, total development costs in Real Estate Developments of not more than the greater of (A) $160,000,000, or (B) 40% of the aggregate development costs incurred by the Borrowers in respect of all Real Estate Developments; and

                       (iii) within the California Region, total assets (exclusive of cash and accounts receivable) in Bakersfield, California, of not more than $150,000,000."

             (m) Section 8.2(a) is amended to read in its entirety as follows:

                 "(a) create, incur, assume or suffer to exist any Lien (except any Lien which is inchoate, or arises by operation of law in the ordinary course of business for sums not yet delinquent, or is being contested in good faith), preferential arrangement, or encumbrance of any kind on, or pledge of any of their respective properties or assets, real or personal, tangible or intangible, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any debt or obligation of the Borrowers or any other Person other than (i) the Liens in existence on the date of the execution and delivery of this Agreement that are disclosed in Schedule 3 hereto, (ii) mechanics' and materialmen's Liens being diligently contested in good faith, and (iii) a Lien on the Hawaii Kai property (as described below) granted to secure the payment of the purchase price thereof, and (iv) Liens created pursuant to, or otherwise expressly permitted under, this Agreement or any of the other Loan Documents;"

             (n) Section 8.2(b) is amended to read in its entirety as follows:

                 "(b) create or suffer to exist any indebtedness (contingent or otherwise) other than the following: (i) Intercompany Indebtedness up to a maximum of $5,000,000 outstanding at any one time, (ii) taxes, assessments and governmental charges or levies which are inchoate or are being contested in good faith and for which adequate reserves, if required in accordance with generally accepted accounting principles, have been set aside, (iii) accounts payable, accrued liabilities, corporate taxes, bonds and other current liabilities incurred in the ordinary course of business, but not for money borrowed, and none of which are overdue in excess of the applicable grace period (if any) related thereto, (iv) indebtedness in an amount up to $10,000,000 in the aggregate outstanding at any time, incurred by one or more of the Borrowers to finance the purchase by such Borrower(s) of land (or the capital stock of a corporation, or a partnership interest in a partnership) in connection with any New Real Estate Project, secured by a purchase money mortgage on a non-recourse basis by the property so purchased, (v) indebtedness in an amount of up to $20,000,000, secured on a nonrecourse basis, incurred in connection with the acquisition of the Hawaii Kai property (as described below), and
             (vi) indebtedness for Loans incurred under this Agreement;"

             (o) Section 8.2(c) is amended to read in its entirety as follows:

                 "(c) make or commit to make directly or indirectly any advance, loan, extension of credit or
             capital contribution to, or purchase or otherwise acquire any stock, bonds, notes, debentures or other securities of, or acquire by purchase or otherwise all or substantially all the business or assets, or stock, partnership interests or other evidence of beneficial ownership of, or make any other investment in, any Person or business project or enterprise (any such transaction being herein called an "Investment") except as permitted under
             Section 8.2(b) and except for the following:

                        (i) Investments consisting of short-term readily
             marketable United States government securities or certificates of deposit, or savings accounts, with any Lender or any commercial bank organized under the laws of the United States of America, Canada, or any state or province of either thereof or the District of Columbia, each having a senior debt rating from Moody's Investors Service, Inc. of at least A-3;

                        (ii) Investments in existence on the Closing Date and
             disclosed on Schedule 4 hereto;

                       (iii) Investments in any of the Borrowers or any
             Subsidiary or, to the extent permitted under Section 6.3(b), loans to Kunia Residential Partners under the terms of the Royal Kunia Partnership Agreement; and

                        (iv) additional Investments (including without
             limitation loans extended to purchasers in seller-financed transactions) of no more, except as provided in clause (v) below, than $500,000 in any single transaction and $5,000,000 in the aggregate outstanding at any one time, in any Person that is not a Borrower; and

                         (v) notwithstanding the limitation set forth in clause
             (iv) above, Investments in the form of one or more loans extended to purchasers of land in seller-financed land sale transactions, in an amount (A) not more than $6,375,000 in any one transaction and $12,750,000 in the aggregate outstanding at any one time, and (B) in any case not more than 85% of the purchase price; and

                     (vi) FHA Anticipation Loans in an amount of up to
             $15,000,000 in the aggregate outstanding at any one time, under the terms of one or more FHA Anticipation Loan Purchase Agreements; and

                    (vii)  Investments permitted under Section 8.4."

             (p) A new Section 8.4 is added, which shall read in its entirety as follows:

                 "Section 8.4. New Real Estate Projects. The Borrowers jointly
                               ------------------------
        and severally agree that so long as any Note or any other obligations of the Borrowers under the Loan Documents shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers and their Subsidiaries will not, without the prior written consent of Majority
        Lenders:

                   (i) incur expenses or make Investments of more than $30,000,000 in the aggregate in connection with the development or proposed development of New Real Estate Projects, net of income received from such New Real Estate Projects, or

                  (ii) incur expenses or make Investments of more than $15,000,000 in the aggregate in connection with the development or proposed development of New Real Estate Projects in California or Arizona, net of income received from such New Real Estate Projects, or

                 (iii) incur expenses or make Investments of more than $3,000,000 in the aggregate in connection with the development or proposed development of New Real Estate Projects outside the Regions of Hawaii, California and Arizona, net of income received from such New Real Estate Projects, or

                  (iv) incur pre-acquisition expenditures of more than $3,000,000 in the aggregate in connection with the development or proposed development of New Real Estate Projects, net of income received from such New Real Estate Projects, or

                   (v) purchase any land that is not the subject of a tentative or final approved subdivision map or is otherwise lacking necessary governmental approvals for development; provided, however, that such
                                                --------  -------
        land may be
             purchased as part of a permitted purchase of a larger parcel of property, in which case the portion of the purchase price allocated to such land shall not exceed $3,000,000.

                 In conjunction with any Investment relating to any New Real
             Estate Project, the Borrowers shall submit to the Agent, in a sufficient number of copies for all Lenders, (A) a copy of all purchase contracts relating to such New Real Estate Project, and
             (B) a pro forma budget for such New Real Estate Project, and (C)
                   --- -----
             supporting market information."

             (q) Partial Release of Royal Kunia Mortgage I and Royal Kunia
                 ---------------------------------------------------------
       Mortgage II. Notwithstanding the requirement for unanimity set forth in
       -----------
       clause 11.1(i) of the Credit Agreement, each of the Lenders hereby authorizes the Agent to grant a partial release under the Royal Kunia Mortgage I and under the Royal Kunia Mortgage II from time to time, under the following circumstances: upon receipt of a request from the Representative Borrower seeking a partial release under the Royal Kunia Mortgage I and under the Royal Kunia Mortgage II for the purpose of granting a required easement or permitting the sale of single lots, multiple lots or bulk parcels, the Agent shall notify the Lenders of such request and deliver to each Lender, upon request, a copy of applicable documentation provided by the Representative Borrower. The consent of each Lender shall be deemed granted on the tenth Business Day after receipt of such Notice if such Lender has not objected to the granting of such release prior thereto.

              (r) Schedule 2. Subject to fulfillment of the conditions
                  ----------
       precedent set forth in Section 5(b), the following Real Estate Development (the "Hawaii Kai Real Estate Development") is added to
       Schedule 2 under the heading "Hawaii":

        Kemper - Hawaii Kai, consisting of two fully entitled parcels: Kaluanui 1 (Area: 22.925 Acres) and Kaluanui 2 & 3 (Area: 13.859 acres), including roadway, water, sewer, and utility connections available at property line.

              (s) Error Correction. The following amendments are made for the
                  ----------------
       purpose of correcting errors in the Credit Agreement and the First
       Amendment:

             (i) The reference to "Section 6.3(c)" in Section 8.2(c)(iii) is amended to refer to "Section 6.3(b)."

            (ii) Section 2(c) of the First Amendment, providing for the addition of a new paragraph "(s)" to Section 8.1 of the Credit Agreement, is amended to redesignate such new paragraph as paragraph "(t)" of Section
        8.1 of the Credit Agreement.

   Section 3.  Fees.
               ----

        (a)  Amendment Fee.  The Borrowers agree to pay to the Lenders an
             -------------
amendment fee in the aggregate amount of Two Hundred Sixty Thousand Dollars ($260,000), such amount to be distributed to the Lenders in proportion to their respective Commitments (the "Amendment Fee"). The Lenders acknowledge that no additional Origination Fee shall be due under Section 4.1(b) of the Credit Agreement in connection with the Activation described in this Second Amendment.

        (b)  Letter of Credit Fees.  The Borrowers agree to pay a fee in
             ---------------------
connection with each Letter of Credit, as follows:

        (i) to the Issuing Bank, (A) an issuance fee in an amount equal to one-fourth of one percent (1/4%) per annum, calculated on the basis of the amount of the obligation of the Issuing Bank from time to time under such Letter of Credit, from the date of issuance of such Letter of Credit to and including the date of expiry, cancellation or final Drawing, whichever occurs first, payable semi-annually in advance (but subject to adjustment for reductions in the amount of the obligation of the Issuing Bank thereunder as a result of drawings or expirations), plus (B) reimbursement in full of all costs and out-of-pocket expenses (including reasonable attorneys' fees and allocated costs of in-house counsel) incurred by the Issuing Bank in connection with any transaction involving the issuance of a Letter of Credit; and

        (ii) to the Lenders, a Letter of Credit Fee in an amount equal to two percent (2%) per annum, calculated on the basis of the amount of the obligation of the Issuing Bank from time to time under such Letter of Credit, from the date of issuance of such Letter of Credit to and including the date of expiry, cancellation or final Drawing, whichever occurs first, payable semi-annually in advance to the Agent for the account of the Lenders (but subject to adjustment for reductions in the amount of the obligation of the

   Issuing Bank under such Letter of Credit as a result of drawings or expirations), such amount to be distributed to the Lenders in proportion to their respective Commitments.

   Section 4.  Representations and Warranties.  Each Borrower hereby severally
               ------------------------------
represents and warrants to the Agent and the Lenders as follows:

        (a)  Authority.  It has all necessary power and authority, and has taken
             ---------
all action necessary, to make this Second Amendment, the Credit Agreement, and all other Loan Documents, the valid and enforceable obligations they purport to be.

        (b)  No Legal Obstacle to Credit Agreement.  Except where any failure of
             -------------------------------------
any of the following has not had or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) Neither the execution of this Second Amendment, the making by such Borrower of any Borrowings under the Credit Agreement, nor the performance of the Credit Agreement by such Borrower has constituted or resulted in, or will constitute or result in, (A) a breach of the provisions of any contract to which such Borrower is a party, or (B) the violation of any law, judgment, decree or governmental order, rule or regulation applicable to such Borrower, or (C) the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of such Borrower; and (ii) no approval or authorization of any governmental authority is required to permit the execution, delivery or performance by such Borrower of this Second Amendment, the Credit Agreement, or the transactions contemplated hereby or thereby, or the making of any Borrowing by such Borrower under the Credit Agreement.

        (c)  Representations and Warranties.  The representations and warranties
             ------------------------------
set forth in Article VII of the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

        (d)  Default.  No Default or Event of Default under the Credit Agreement
             -------
has occurred and is continuing.

   Section 5. Mainland Co-Agent; Indemnification .  The Lenders agree to
              -----------------------------------
indemnify the Mainland Co-Agent (to the extent not reimbursed by the Borrowers in accordance with the terms of the Credit Agreement), ratably according to their respective Proportionate Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Mainland Co-Agent in any way relating to or arising out of the Credit Agreement or any action taken or omitted by the Mainland Co-Agent under the Credit Agreement; provided, however,
                                                             --------  -------
that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Mainland Co-Agent's gross negligence or willful misconduct.

   Section 6.  Conditions, Effectiveness.  (a)  The effectiveness of this Second
              -------------------------
Amendment and the obligation of each of the Lenders to make any Borrowings pursuant to the Credit Agreement shall be subject to the fulfillment of the following conditions:

        (i) As of the date of this Second Amendment, the Borrowers shall be in full compliance with their agreements herein and therein contained; and

        (ii) Not later than the date of this Second Amendment the Agent shall have received, for the account of each Lender, such Lender's Amendment Fee; and

        (iii) At least one Domestic Business Day before the Effective Date, the Agent shall have received each of the following, in form and substance satisfactory to the Agent:

            (A) counterparts of this Agreement duly executed by each of the Borrowers and by each of the Lenders and the Terminating Lenders; and

            (B) a Note for each Lender in the amount of such Lender's Commitment, duly issued in favor of such Lender on behalf of all of the Borrowers by the Representative Borrower, in its capacity as attorney-in-fact for each of the Borrowers (such Note to be delivered as a replacement Note, against return of an existing Note, in favor of each of the Lenders other than Wells Fargo); and

            (C) a copy of a resolution of the Board of Directors of each of the Borrowers, approving and authorizing the execution, delivery and performance of this Second Amendment and each of the replacement Notes and approving and authorizing the transactions contemplated in the

        Credit Agreement as amended hereby, in form and substance satisfactory to the Agent, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

            (D) such other evidence with respect to the Borrowers or any other person as any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate proceedings in connection with this Second Amendment and the Credit Agreement, and the compliance with the conditions set forth herein.

   (b) The effectiveness of the addition of the Hawaii Kai Real Estate Development to Schedule 2, as set forth in Section 2(s) above, is subject to the condition subsequent that the Agent shall receive the following documents not later than ten Business Days after the closing on the purchase of the Hawaii Kai property:

       (i) a copy of the executed purchase contract evidencing the purchase of the Hawaii Kai property for a purchase price not to exceed Thirty Million Dollars, and

       (ii) evidence that the Hawaii Kai has received appropriate entitlements allowing the construction of approximately 480 dwelling units; and

       (iii) confirmation, from appropriate governmental agencies, that such dwelling units will not be subject to price ceilings imposed by law; and

       (iv) evidence that utilities are readily available to the Hawaii Kai property.

   (c) Terminating Loans; Notes.  Upon receipt of payment in full of each of the
       ------------------------
Terminating Loans, each Terminating Lender shall deliver to the Agent, for delivery to the Representative Borrower, the Note originally issued to such Terminating Lender. If the Terminating Loans are not repaid by the Borrowers directly to the Terminating Lenders as provided in paragraph 2(a)(i)(B) above and the Lenders purchase the Terminating Loans in accordance with paragraph 2(a)(i)(E) above, then each Terminating Lender shall deliver its Note to the Agent for the ratable account of the Lenders.

   Section 7.  Miscellaneous.
               -------------

        (a) Effectiveness of the Agreement.  The parties hereto expressly
            ------------------------------
reaffirm that the Credit Agreement remains in full force and effect and, except as specifically amended hereby, unchanged.

        (b) Waivers.  This Second Amendment is specific in time and in intent
            -------
and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Credit Agreement or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement; nor does it preclude other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement, constitute a waiver of any other default of the same or of any other term or provision.

        (c)  Counterparts.  This Second Amendment may be executed in any number
             ------------
of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Second Amendment shall become effective as of the date first written above only when the Borrowers, the Agent, the Lenders and the Terminating Lenders shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

        (d) Governing Law.  This Second Amendment and any instrument or
            -------------
agreement required hereunder shall be governed by and construed under the laws of the State of Hawaii.

        (e)  Expenses.  The Borrowers agree to pay to the Agent on demand all
             --------
reasonable costs and expenses, including fees and disbursements of counsel, incurred by the Agent in connection with the preparation, execution and delivery of this Second Amendment and any other documents to be delivered hereunder or in connection with this Second Amendment.

        WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWERS:
- ---------

CASTLE & COOKE HOMES, INC.            CASTLE & COOKE KUNIA, INC.
 (a Hawaii corporation)

By:_________________________          By:_________________________
Name:_______________________          Name:_______________________
Title:______________________          Title:______________________

By:_________________________          By:_________________________
Name:_______________________          Name:_______________________
Title:______________________          Title:______________________


CASTLE & COOKE HOMES HAWAII,          CASTLE & COOKE SIERRA VISTA, INC.
 INC. (a Hawaii corporation)

By:_________________________          By:_________________________
Name:_______________________          Name:_______________________
Title:______________________          Title:______________________

By:_________________________          By:_________________________
Name:_______________________          Name:_______________________
Title:______________________          Title:______________________


CASTLE & COOKE HOMES, INC.            PRAIRIE VISTA, INC.
 (a California corporation)

By:_________________________          By:_________________________
Name:_______________________          Name:_______________________
Title:______________________          Title:______________________

By:_________________________          By:_________________________
Name:_______________________          Name:_______________________
Title:______________________          Title:______________________

LENDERS:                                TERMINATING LENDERS:
- -------                                 -------------------

BANK OF AMERICA NATIONAL                KREDIETBANK, N.V.
TRUST AND SAVINGS ASSOCIATION

By:_________________________            By:_________________________
Name:_______________________            Name:_______________________
Title:______________________            Title:______________________

BANK OF HAWAII                          SOCIETE GENERALE

By:_________________________            By:_________________________
Name:_______________________            Name:_______________________
Title:______________________            Title:______________________

CIBC INC.
                                        AGENT:
By:_________________________            -----
Name:_______________________
Title:______________________            BANK OF HAWAII

FIRST HAWAIIAN BANK                     By:_________________________
                                        Name:_______________________
By:_________________________            Title:______________________
Name:_______________________
Title:______________________            ISSUING BANK:
                                        ------------
THE FIRST NATIONAL BANK OF BOSTON
                                        BANK OF HAWAII
By:_________________________
Name:_______________________            By:_________________________
Title:______________________            Name:_______________________
                                        Title:______________________
WELLS FARGO BANK, N.A.

By:_________________________            INTERIM LENDER:
Name:_______________________            --------------
Title:______________________
                                        BANK OF HAWAII

                                        By:_________________________
                                        Name:_______________________
                                        Title:______________________

                                        MAINLAND CO-AGENT:
                                        -----------------

                                        THE FIRST NATIONAL BANK OF BOSTON

                                        By:_________________________
                                        Name:_______________________
                                        Title:______________________

                                                                  EXECUTION COPY

                         EXHIBIT A TO SECOND AMENDMENT

                                  EXHIBIT A-2

                             REVOLVING CREDIT NOTE
                                  (Grid Form)

$______________                                                     June 9, 1994
                                                                Honolulu, Hawaii


        FOR VALUE RECEIVED, the undersigned (collectively, the "Borrowers") jointly and severally hereby promise to pay to the order of __________________ (the "Interim Lender") the principal amount of each Swing Loan (as defined in the Credit Agreement described below) made by the Interim Lender to the Borrowers pursuant to the Revolving Credit Agreement dated as of February 26, 1993 (the "Credit Agreement") between the Borrowers, the Interim Lender, the other Lenders parties thereto and Bank of Hawaii as Agent (as amended in accordance with (i) that certain First Amendment dated as of July 9, 1993, and
(ii) that certain Second Amendment dated as of June 9, 1994), in the amounts and on the dates specified in the Credit Agreement.

        This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. All capitalized terms used herein have the respective meanings ascribed to them in the Credit Agreement, as amended, unless otherwise defined herein.

        The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of each Swing Loan from the date of such Swing Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement, as amended.

        Both principal and interest are payable in lawful money of the United States of America, in same day funds, for the account of the Interim Lender, to BANK OF HAWAII, as Agent, Commercial Real Estate Loan Division, Division #367, 111 South King Street, Honolulu, Hawaii 96813, attention: Administrative Officer. Each Swing Loan made by the Interim Lender on account of the principal hereof shall be recorded by the Interim Lender and, prior to any transfer hereof, endorsed on the grid attached hereto as Appendix I, which is part of this Note; provided, however, that no failure by the Interim Lender to

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make any such endorsement shall relieve the Borrowers of their obligations hereunder.

        The Credit Agreement, as amended, among other things, (i) provides for the making of Swing Loans by the Interim Lender to the Borrowers from time to time in an aggregate amount not to exceed at any one time the U.S. dollar amount first above written, the indebtedness of the Borrowers resulting from each such Swing Loan being evidenced by this Note, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and (iii) contains provisions for prepayments on account of principal hereof upon the terms and conditions therein specified.

        Without limiting any provision of the Credit Agreement, as amended, the Borrowers jointly and severally promise to pay all attorney's fees and expenses (including the allocated cost of in-house legal services) as shall be incurred to induce or compel the payment of this Note or the Loan Documents or any portion of the indebtedness evidenced hereby or thereby, or incurred thereunder, whether or not suit shall be brought hereon or thereon.

        Except as otherwise provided herein or in the Credit Agreement, as amended, the Borrowers and all others who may become liable for any part of the obligations of the Borrowers under the Loan Documents severally waive presentment, protest, demand and notice of protest, demand, dishonor and non-payment of this Note and the other Loan Documents and consent to any number of renewals or extensions of the time of payment hereof and thereof and to any release by the Interim Lender of parties obligated hereunder or thereunder or forbearance in the enforcement hereof or thereof.

        This Note shall be governed by and construed in accordance with the law of the State of Hawaii.

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